Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 22, 2020 relating to the consolidated financial statements of Boot Barn Holdings, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended March 28, 2020.

/s/ Deloitte and Touche LLP

Costa Mesa, California

September 10, 2020